EXHIBIT 99.1

FOR IMMEDIATE RELEASE:
                                                Contact:  Evan Myrianthopoulos
                                                Vice President of Finance
                                                Discovery Laboratories, Inc.
                                                215.340.4699 ext. 113

                                                Dian Griesel, Ph.D., CEO/
                                                  George Roberts
                                                The Investor Relations Group
                                                212.736.2650

                     DISCOVERY LABORATORIES, INC. COMPLETES
                         $2.45 MILLION PRIVATE PLACEMENT

         DISCOVERY LABORATORIES, INC. COMPLETES SUBLICENSE OF VITAMIN D
            ANALOG DSC-103 TO YUYU INDUSTRIAL COMPANY, LTD. OF KOREA

Doylestown, PA, July 30, 1999 - Discovery Laboratories, Inc. (NASDAQ Small Cap:
DSCO) announced today that it has completed a private placement totaling $2.45 million. OrbiMed Advisors LLC of New York, the lead investor, made an investment totaling $2 million. The Unit offering consisted of common stock priced at market with warrants priced at a premium to market. The shares issued in the placement have not been registered and the Company plans to file a registration statement covering such shares within 30 days of closing.

"We are extremely pleased to have such a premier institutional biotech investor as OrbiMed as an investor in Discovery, and we look forward to their contribution to the Company's growth," said Evan Myrianthopoulos, Vice President of Finance for Discovery. "This capital infusion allows us to begin our next two pivotal Phase 3 trials of Surfaxin(R) in neonatal indications as we continue to pursue our corporate partnering objectives."

Discovery also announced today that it has completed a licensing deal with YuYu Industrial Company, Ltd. of Korea for its vitamin D analog DSC-103. The deal is the first one completed by Discovery for DSC-103. The privately owned YuYu Industrial, Ltd. currently markets the natural hormonal form of vitamin D, calcitriol, in the Korean pharmaceutical market. The sublicense agreement is royalty based and includes small upfront fees and milestones. As part of the agreement, YuYu has agreed to an exclusive supply agreement whereby they will purchase DSC-103 drug substance from Discovery. DSC-103 was licensed from the University of Wisconsin.

"We are very pleased to have licensed DSC-103 in Korea, the 10th largest pharmaceutical market in the world," said Robert Capetola, Ph.D., CEO of Discovery. "YuYu is a great partner to have developing the compound in Korea, and we are confident that they will be able to effectively market the once a day oral compound to vitamin D deficient postmenopausal women suffering from osteoporosis."

Discovery is a bio-pharmaceutical company whose mission is to develop and commercialize medically novel therapeutics for critical care. Presently, Discovery is developing proprietary pharmaceuticals to treat respiratory distress syndrome (RDS) in premature infants, meconium aspiration syndrome (MAS) in full term babies, direct acute respiratory distress syndrome (ARDS), and cystic fibrosis. Discovery is actively seeking other development and marketing partners for DSC-103. More information about Discovery is available on the company's web site at: www.discoverylabs.com.

To the extent that statements in this press release are not strictly historical, including statements as to future financial conditions, events conditioned on stockholder or other approval, or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. The forward-looking statements contained in this release are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Among the factors


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which could affect the company's actual results and could cause results to differ from those contained in the forward-looking statements contained herein are the risk that financial conditions may change, risks relating to the progress of the company's research and development and the development of competing therapies and/or technologies by other companies. Those associated risks and others are further described in the company's filings with the Securities and Exchange Commission.

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